Exhibit 10.96

July 1, 2017

Ray Lopez

BBX Capital Corporation

401 East Las Olas Blvd.

Suite 800

Fort Lauderdale, FL 33301

Re: Rate Reduction

Effective July 1, 2017, the interest rate on the Loan Agreement and Promissory Note dated April 17, 2015 by BBX Capital Corporation (f/k/a BFC Financial Corporation) to Bluegreen Specialty Finance, LLC is reduced to a fixed rate of six percent (6%) per annum.

Please contact me with any questions.

Thanks,

/s/ Anthony M. Puleo

Anthony M. Puleo

Bluegreen Corporation

SVP, Chief Financial Officer & Treasurer